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EXHIBIT 32.2

CERTIFICATION

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the Quarter ended August 31, 2006 (the “Report”) by PaperFree Medical Solutions, Inc., the undersigned hereby certifies that:

1. The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Registrant.

By: /s/ Craig S. Barrow
Date: October 10, 2006
Chief Financial Officer